Exhibit 8.3

November 10, 2025

Equinix, Inc.

One Lagoon Drive

Redwood City, CA 94065

Ladies and Gentlemen:

The following opinion is furnished to Equinix, Inc., a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.3 to the Company’s Post-Effective Amendment No. 2 (the “Amendment”), filed on the date hereof, to the Registration Statement on Form S-3 (File No. 333-275203), filed on October 27, 2023, as previously amended by Post-Effective Amendment No. 1, filed on March 18, 2024, (as amended, including the prospectuses forming a part thereof as supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”).

We have acted as tax counsel for the Company in connection with the preparation of the Registration Statement. We have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s Amended and Restated Certificate of Incorporation; (ii) the Registration Statement; (iii) the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2024 (the “Form 10-K”); (iv) the Company’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2025, June 30, 2025, and September 30, 2025 (the “Forms 10-Q”, and together with the Form 10-K, the “Periodic Filings”); and (v) Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2025 (the “Form 8-K”). For purposes of the opinion set forth below, we have assumed that any documents (other than documents which have been executed, delivered, adopted or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted and filed, as applicable, without material modification.

Equinix, Inc.

November 10, 2025

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”). No assurance can be given that Tax Laws will not change. In the discussions with respect to Tax Laws matters in Exhibit 99.1 to the Form 8-K, as supplemented by the statements in Part I, Item 2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of the Company’s Form 10-Q for its quarter ended September 30, 2025 under the heading “Taxation as a REIT”, certain assumptions have been made therein and certain conditions and qualifications have been expressed therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the factual information set forth in the Registration Statement, in the Periodic Filings, in the Form 8-K or in any exhibits thereto or any documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Registration Statement, in the Periodic Filings, in the Form 8-K or in any exhibits thereto or any documents incorporated therein by reference, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”. We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Registration Statement, in the Periodic Filings, in the Form 8-K or in any exhibits thereto or any documents incorporated therein by reference, have been or are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (i) we are of the opinion that the discussions with respect to Tax Laws matters in Exhibit 99.1 to the Form 8-K, as supplemented by the statements in Part I, Item 2 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of the Company’s Form 10-Q for its quarter ended September 30, 2025 under the heading “Taxation as a REIT”, in all material respects are, subject to the limitations set forth therein, the material Tax Laws considerations relevant to holders of the securities of the Company discussed therein (the “Securities”); and (ii) we hereby confirm that the opinions of counsel referred to in said Exhibit represent our opinions on the subject matters thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in Tax Laws.

This opinion is rendered to you in connection with the filing of the Registration Statement. Purchasers and holders of the Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding, and disposing of the Securities, which may vary for investors in different tax situations. We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP